Exhibit 10.6

ALLONGE TO LOAN AGREEMENT

THIS ALLONGE TO LOAN AGREEMENT (the “Allonge”) made and entered into as of the 15th day of August, 2002, between Commerce Bank & Trust Company, a Massachusetts trust company with a principal place of business at 386 Main Street, Worcester, Massachusetts (hereinafter “Lender”) and Boston Biomedica, Inc. of 375 West Street, West Bridgewater, Massachusetts (hereinafter “Borrower”) is firmly affixed to and made a part of a certain Loan Agreement of the Borrower entered into with the Lender dated as of March 31, 2000 (hereinafter “Loan Agreement”).

WHEREAS, the borrower did enter into and execute a certain Promissory Note in favor of the Bank, dated March 31, 2000, in the original amount of Two Million Nine Hundred Thousand Dollars ($2,900,000.00), and any amendments, modifications, or renewals subsequent thereto (hereinafter the “Note”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender hereby agree that the Loan Agreement is hereby amended as follows:

1.	Section II X Paragraph two is hereby amended to read as follows: THE TERM “DEBT SERVICE COVERAGE RATIO” SHALL MEAN THE RATIO OF BORROWER’S NET INCOME TO BORROWER’S DEBT SERVICE FOR THE PRIOR TWELVE CONSECUTIVE MONTHS, ALL DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, CONSISTENTLY APPLIED. THE TERM “NET INCOME” FOR PURPOSES OF THE DEBT SERVICE COVERAGE RATIO SHALL MEAN NET PROFIT BEFORE TAXES PLUS INTEREST AND DEPRECIATION LESS UN-FINANCED CAPITAL EXPENDITURES, AND ADJUSTED UPWARDS FOR NET EQUITY RAISED. THE TERM “DEBT SERVICE” SHALL MEAN ALL PAYMENTS OF INTEREST AND ALL PAYMENTS OF PRINCIPAL AND OTHER CHARGES DUE IN PAYMENT OF LONG TERM DEBT.

2.	All references in the Loan Agreement and any other Instrument or document delivered in connection therewith to the “Loan Agreement” shall be deemed to mean the Loan Agreement as amended by this Allonge.

As hereby amended, the Loan Agreement is hereby ratified and confirmed in all respects, and all terms and provisions of the Loan Agreement not amended hereby shall remain in full force and effect.

WITNESS THE EXECUTION HEREOF, as an instrument under seal as of the date first set forth above.

Boston Biomedica, Inc.		Commerce Bank and Trust Company

By:	/s/ KEVIN W. QUINLAN	By:	/s/ ROGER F. ALLARD
Kevin W. Quinlan, President its duly Authorized Chief Operations Officer and Treasurer		Roger F. Allard, Senior Vice President

Witness:	/s/ [Illegible]